Exhibit 10.7

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (this “Agreement”) is executed by and among Big Digital Energy, Inc., a Delaware corporation (“Lender”), Texas Load House, LLC, a Texas limited liability company (“Borrower”) and 10NetZero, Inc., a Delaware corporation (“10NetZero”) effective as of July 14, 2026. Lender, Borrower and 10NetZero may be referred to herein collectively as the “Parties.” The Parties hereby agree as follows:

Section 1. DEFINITIONS

When used in this Agreement, the capitalized terms set forth below shall have the definitions assigned to such terms below:

“Collateral” means all of 10NetZero’s right, title, and interest in and to the Membership Interests of Borrower, whether now owned or hereafter acquired, including all economic rights, distributions, proceeds, profits, certificates, securities, instruments, replacements, substitutions, and all proceeds of the foregoing, in each case to the fullest extent assignable or enforceable under the Operating Agreement and applicable law. Notwithstanding the foregoing, the Collateral is pledged solely to effectuate the Equity Slide Mechanic and the Full Wipe-Out provision described in Article 5 of the Operating Agreement, consistent with Section 2.3(f) of the binding Letter of Intent dated May 20, 2026 between Lender and 10NetZero (the “LOI”).

“Default” means any of the events specified in the section of this Agreement titled “Events of Default” that, with the passage of time or giving of notice or both, would constitute an Event of Default.

“Loan” means the loan made to Borrower by Lender under this Agreement.

“Loan Documents” means, collectively, this Agreement, each agreement or document now or hereafter executed and delivered by any Person to evidence or secure the Obligations, and each other instrument, agreement, and document now or hereafter executed and delivered in connection with this Agreement or the Loan.

“Maximum Rate” means the maximum nonusurious interest rate, if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged, or received on the Loan under the laws which are presently in effect of the United States and the State of Texas applicable to Lender and such indebtedness.

“Obligations” means all present and future indebtedness, liabilities, and obligations of Borrower to Lender arising under or relating to the Loan Documents, whether now existing or hereafter arising, including principal, interest, default interest, fees, costs, expenses, indemnities, enforcement costs, attorneys’ fees, and all extensions, renewals, modifications, and replacements thereof.

“Obligors” means Borrower and 10NetZero, and “Obligor” means either of them.

“Operating Agreement” means that certain operating agreement of Borrower executed contemporaneously herewith reflecting total capitalization of $10,000,000 and 50/50 membership interests held by Lender and 10NetZero.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, or unincorporated organization or a government or any agency or political subdivision thereof.

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“Purchase Agreement” means that certain Commercial Contract dated May 12, 2026, by and between Borrower and Century Oaks Independence Farms, LLC, demising the premises located at 2800 CR 326, Cleburne, Texas and more particularly described in the Purchase Agreement;

“Termination Date” means the date on which all Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been indefeasibly paid, performed, or discharged in full, as mutually agreed by the parties in writing. This Agreement and the other Loan Documents shall automatically terminate on the Termination Date, except for provisions that by their terms are intended to survive termination.

Section 2. LOAN

2.1 Loan. Subject to the terms and conditions of this Agreement, Lender shall make a loan to Borrower in the principal amount of FOUR MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($4,900,000)

(i) Repayment of the Loan. Borrower shall pay to Lender all outstanding principal, accrued interest, fees, costs, expenses, and all other Obligations on or before the Maturity Date and otherwise in accordance with Article 5 of the Operating Agreement. The Loan shall bear interest at the short-term Applicable Federal Rate in effect on the date the Loan is funded, computed on an actual/360-day basis, with accrued interest payable in full at maturity together with principal. All outstanding principal and accrued interest shall be due and payable in full ninety (90) days following the closing under the Purchase Agreement (the “Maturity Date”). In the event of any conflict between this Agreement and the Operating Agreement or the LOI with respect to the Loan, the Collateral, or the rights and remedies of the Parties, the Operating Agreement and the LOI shall control. All payments shall be applied first to costs and expenses, then to accrued interest, then to principal, unless Lender otherwise elects in writing.

2.2 Disbursement of Loan. Borrower hereby irrevocably authorizes Lender to disburse the proceeds of the Loan in lawful money of the United States of America in immediately available funds into escrow with Bluebonnet Abstract and Title, Angela Marek escrow officer, as necessary to close the transaction contemplated by the Purchase Agreement.

2.3 Conditions Precedent to Funding. Lender’s obligation to fund the Loan is subject to Lender’s receipt and approval of executed Loan Documents, organizational authority documents for Borrower and 10NetZero, good standing certificates, UCC and lien search results, filed UCC financing statements, escrow instructions acceptable to Lender, evidence that the Operating Agreement permits the pledge and enforcement of the Collateral, and any certificates, transfer powers, assignments, consents, or issuer acknowledgments reasonably requested by Lender.

Section 3. GENERAL LOAN PROVISIONS

3.1 Prepayment of Loan. Borrower shall be permitted to prepay the Loan at any time without penalty.

3.2 Manner of Payment. All payments shall be made to Lender by wire transfer to an account designated by Lender in immediately available funds, and shall be made without any setoff, counterclaim, or deduction whatsoever.

3.3 Maximum Interest. The Parties intend to strictly comply with any applicable usury laws. Accordingly, in no event shall any Obligor be obligated to pay, or Lender have any right or privilege to reserve, receive, or retain, any interest in excess of the Maximum Rate. If the interest charged under this Agreement should ever exceed the Maximum Rate, then the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Maximum Rate and shall remain fixed at the Maximum Rate until the Obligations have been paid in full.

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Section 4. RESERVED

Section 5. REPRESENTATIONS AND WARRANTIES OF BORROWER & 10NETZERO

5.1 Representations and Warranties. Borrower and 10NetZero each represent and warrant to Lender as follows:

(a) Organization; Power; Qualification. Each is duly organized, validly existing, and in good standing under the laws of its state of organization and is authorized to do business in each state in which the nature of its properties or its activities requires such authorization.

(b) Authorization; Enforceability. Each has the power and authority to, and is duly authorized to, execute and deliver the Loan Documents to be executed by Borrower or 10NetZero. All of the Loan Documents to which Borrower or 10NetZero is a party constitute the legal, valid, and binding obligations of Borrower and 10NetZero, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, or similar laws of general application relating to the enforcement of creditors’ rights generally.

(c) Conflicts. Neither the execution and delivery of the Loan Documents, nor consummation of any of the transactions therein contemplated nor compliance with the terms and provisions thereof, will contravene any provision of law or any judgment, decree, license, order, or permit applicable to Borrower or 10NetZero or will conflict with, or will result in any breach of, any agreement to which Borrower is a party or by which Borrower or 10NetZero may be bound or subject, or violate any provision of the organizational documents of Borrower or 10NetZero.

(d) Survival of Representations. All representations and warranties by Borrower and 10NetZero herein shall be deemed to have been made on the date hereof.

(e) Collateral and Operating Agreement. 10NetZero owns the Collateral free and clear of all liens other than the security interest granted to Lender, and the pledge, perfection, foreclosure, Equity Slide, transfer, and exercise of Lender’s rights with respect to the Collateral are permitted by the Operating Agreement and the organizational documents of Borrower and 10NetZero.

Section 6. SECURITY INTEREST AND COLLATERAL COVENANTS

6.1 Security Interest. To secure the payment and performance of the Obligations, 10NetZero pledges 100% of its right, title and interest in the Collateral, in each case solely to effectuate the Equity Slide Mechanic and the Full Wipe-Out provision described in Article 5 of the Operating Agreement. The security interest granted herein shall not be enforceable as a remedy for any other default, breach, or claim, and any foreclosure upon or transfer of the Collateral is limited to the equity transfers contemplated by the Equity Slide Mechanic and the Full Wipe-Out provision, consistent with Section 2.3(f) of the LOI.

6.2 Perfection; Further Assurances. 10NetZero authorizes Lender to file UCC financing statements and amendments describing the Collateral and shall execute and deliver all certificates, transfer powers, issuer acknowledgments, amendments to the Operating Agreement, consents, and other documents reasonably requested by Lender to create, perfect, maintain, protect, and enforce Lender’s security interest in the Collateral.

6.3 Ownership; Defense of Title. 10NetZero shall defend its title in and to the Collateral and shall defend the security interest of Lender in the Collateral against the claims and demands of all Persons. 10NetZero shall not amend, restate, supplement, or waive any provision of the Operating Agreement in any manner that impairs the pledge, perfection, priority, enforcement, or value of the Collateral without Lender’s prior written consent.

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6.4 Release of Collateral. Upon the Termination Date, (a) Lender’s security interest in the Collateral shall automatically terminate, without further action by any party, and the power of attorney granted under Section 10.3 shall automatically terminate; and (b) to the extent any Collateral remains subject to Lender’s security interest as of the Termination Date (which is not secured by operation of a separate security agreement other than this Agreement), Lender shall, within 10 (ten) business days after the Termination Date, execute and deliver to 10NetZero such UCC-3 termination statements as are reasonably necessary to release Lender’s security interest of record and return any certificates, transfer powers, or other possessory Collateral then held by Lender. If Lender fails to comply within such period, 10NetZero is authorized to file any UCC-3 termination statement on Lender’s behalf.

Section 7. RESERVED

Section 8. RESERVED

Section 9. NEGATIVE COVENANT

So long as this Agreement shall be in effect or any of the Obligations shall be outstanding, 10NetZero covenants and agrees to not, directly or indirectly, create, assume, or permit or suffer to exist or to be created or assumed any Lien on any of the Collateral.

Section 10. DEFAULT

10.1 Events of Default. Each of the following shall constitute an Event of Default: (a) Borrower or 10NetZero fails to pay any Obligation when due; (b) Borrower or 10NetZero breaches any covenant or agreement under any Loan Document; (c) any representation or warranty made by Borrower or 10NetZero is false or misleading in any material respect; (d) Lender’s security interest in the Collateral ceases to be valid, perfected, or first priority, except as expressly permitted by Lender in writing; (e) 10NetZero transfers, encumbers, or agrees to transfer or encumber any Collateral without Lender’s prior written consent; (f) Borrower or 10NetZero becomes insolvent, makes an assignment for the benefit of creditors, commences or becomes subject to a bankruptcy or similar proceeding, or dissolves or liquidates.

Notwithstanding the foregoing, no Default or Event of Default shall arise from any act, omission, breach, or failure to perform to the extent caused solely by Lender’s action or inaction in its capacity as Manager of Borrower, except to the extent such act, omission, breach, or failure results from the breach of this Agreement by Borrower or 10NetZero.

10.2 Remedies. Upon the occurrence of an Event of Default, Lender’s sole remedy shall be the Equity Slide and Full Wipe-Out as those terms are defined in the Operating Agreement, exercised in accordance with Article 5 thereof. Without limiting the foregoing, and notwithstanding anything to the contrary in this Agreement or any other Loan Document: (a) 10NetZero is not a borrower, co-borrower, guarantor, or surety of the Obligations and shall have no personal liability for the payment or performance of the Obligations; (b) Lender’s sole recourse against 10NetZero and its assets is limited to the Collateral, and then only through and to the extent of the Equity Slide Mechanic and the Full Wipe-Out provision of the Operating Agreement; and (c) Lender shall not seek, obtain, or enforce any deficiency, money judgment, acceleration, attachment, garnishment, or other remedy against 10NetZero or any of its assets other than the Collateral as so limited. Nothing in this Section limits Borrower’s obligation to repay the Obligations.

10.3 Power of Attorney. 10NetZero hereby irrevocably designates, makes, constitutes, and appoints Lender and each Person designated by Lender from time to time as its true and lawful attorney and agent in fact to act in the name of 10NetZero, upon the occurrence and during the continuance of an Event of Default, to transfer into the name of Lender only that portion of the Collateral that has actually transferred to Lender pursuant to the Equity Slide Mechanic or the Full Wipe-Out provision as of the applicable date, determined in accordance with Article 5 of the Operating Agreement. This power is coupled with an interest, is irrevocable, and shall remain in effect until all Obligations have been paid and performed in full.

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10.4 Additional Provisions Concerning Rights and Remedies.

(a) Time of the Essence. Time is of the essence of all obligations under this Agreement.

(b) Waiver of Marshaling. 10NetZero hereby waives any right to require any marshaling of assets and any similar right.

Section 11. MISCELLANEOUS

11.1 Notices.

(a) Method of Communication. All notices and the communications hereunder and thereunder shall be in writing. Notices in writing shall be delivered personally or sent by overnight courier service, first class mail, postage pre-paid, e-mail, or by facsimile transmission, and shall be deemed received, in the case of personal delivery, when delivered, in the case of overnight courier service, on the next business day after delivery to such service, in the case of mailing, on the third day after mailing (or, if such day is a day on which deliveries of mail are not made, on the next succeeding day on which deliveries of mail are made) and, in the case of e-mail or facsimile transmission, upon transmittal.

(b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing.

If to Borrower or 10NetZero:

c/o Joel Fulford
____________________
____________________

With a copy to:	Caleb Rawls
Rawls Law Office, P.C.
3010 LBJ Freeway, Suite 1200
Dallas, TX 75234 caleb@calebrawlslaw.com

If to Lender:	Big Digital Energy, Inc. c/o

With a copy to:	Big Digital Energy, Inc.
c/o Kaliste Saloom General Counsel 950 Railroad Ave.
Midland, PA 15059 kaliste.saloom@bigdigital.energy

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11.2 Assignment. All the provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, except that neither Party may assign or transfer any of its rights or obligations under this Agreement without the other Parties’ prior written consent.

11.3 Amendments. Any term, covenant, agreement, or condition of this Agreement or any of the other Loan Documents may be amended or waived, and any departure therefrom may be consented to if, but only if, such amendment, waiver, or consent is in writing signed by Lender and, in the case of an amendment, by Borrower and 10NetZero. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

11.4 Further Cooperation. Borrower and 10NetZero shall further cooperate with Lender’s requests for additional documents Lender reasonably deems necessary or desirable to effectuate the Loan, the security interest in the Collateral, or any other term of this Agreement.

11.5 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to Lender pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid.

11.6 Severability of Provisions; Requirements of Law. The Parties intend for this Agreement to comply with all Requirements of Law. However, in the event any provision of this Agreement is prohibited or unenforceable in any jurisdiction, such provision shall as to such jurisdiction be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction. The parties will thereafter remedy or revise such prohibited or unenforceable provision to the extent required to make the affected Loan Document compliant with the Requirements of Law and effectuate the parties’ rights and obligations under this Agreement.

11.7 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas other than its conflict of laws principles.

11.8 Jury Waiver. BORROWER, 10NETZERO AND LENDER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.

11.9 Attorney Fees, Costs, and Expenses. Borrower shall reimburse Lender for all reasonable attorneys’ fees and out-of-pocket costs and expenses incurred by Lender in amending due to the request or actions of 10NetZero, waiving, enforcing, or collecting, the Loan Documents, the Obligations, or the Collateral. The prevailing party in any litigation arising under or related to this Agreement shall also be entitled to recover from the non-prevailing party all reasonable attorney fees, court costs, deposition costs, and other costs and expenses of such litigation.

11.10 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement. A facsimile or digital copy of any signed Loan Document, including this Agreement, shall be deemed to be an original thereof.

[Signature Page to Follow]

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THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Big Digital Energy, Inc.,
a Delaware corporation

/S/ Cody Smith
By:	Cody Smith
Its:	COO

Texas Load House, LLC,
a Texas limited liability company

By:	Big Digital Energy, Inc., a Delaware corporation
Its:	Manager

By:	/s/ Cody Smith
Cody Smith, COO

10NetZero, Inc.,
a Delaware corporation

By:	/s/ Joel Fulford
Name:	Joel Fulford
Title:	President